                                                                    EXHIBIT 23.2

                               CONSENT OF COUNSEL


         We consent to the use of our opinion, to the incorporation by reference of such opinion as an exhibit to the Amendment No. 1 to Form SB-2 Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus and included in this Amendment No. 1 to Form SB-2. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                            SELMAN MUNSON & LERNER, P.C.




                                            By:
                                               ---------------------------------
                                               Jack A. Selman, President




Austin, Texas
December 9, 1999